UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Compensatory Arrangements of Certain Officers.

As previously announced, on February 7, 2018, Michael S. Ciskowski elected to retire from his position as Executive Vice President and Chief Financial Officer of Valero Energy Corporation (“Valero”) effective May 3, 2018, and the board of directors of Valero (the “Board”) elected Donna M. Titzman as Executive Vice President and Chief Financial Officer to succeed Mr. Ciskowski, effective May 3, 2018.

On February 28, 2018, the compensation committee of the Board (the “Compensation Committee”) approved an annual base salary for Ms. Titzman of $675,000, which will be effective May 3, 2018. The Compensation Committee also approved a grant of restricted stock having a target value of $361,875 to be made on May 3, 2018, which restricted stock will vest ratably over a three-year period. The Compensation Committee further approved an annual incentive bonus target for Ms. Titzman of 75% of base salary. The annual incentive bonus target is subject to final approval by the Compensation Committee in connection with its annual compensation review process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 6, 2018	by:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel